EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Share Option Plans of Camtek Ltd. of our report dated February 11, 2000 (except for Note 12(A) as to which the date is July 11, 2000) with respect to the consolidated financial statements of Camtek Ltd. included in Amendment No. 3 to its Registration Statement on Form F-1 filed with the Securities and Exchange Commission.


/s/ Richard A. Eisner & Company, LLP         /s/ Goldstein Sabo Tevet

Richard A. Eisner & Company, LLP             Goldstein Sabo Tevet
                                             Certified Public Accountants (Isr.)
New York, NY                                 Tel Aviv, Israel
May 10, 2001